CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated February 3, 1995 on Cable London PLC and subsidiaries, incorporated by reference in Comcast Corporation's Form 10-K for the year ended December 31, 1996, into Comcast Corporation's previously filed Registration Statement File No. 33-41440; File No. 33-63223; File No. 33-54365; File No. 33-25105; File No.
33-56903; File No. 33-40386; File No. 33-46988; File No. 33-57410; File No.
33-50785; File No. 333-06161; File No. 333-08577 and File No. 333-18715.






                                             /s/ ARTHUR ANDERSEN
London, England
   March 26, 1997